                                                                      EXHIBIT 11
                          HARRAH'S ENTERTAINMENT, INC.

                       COMPUTATIONS OF PER SHARE EARNINGS

                                                                             YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------------
                                                                            1996            1995            1994
                                                                  --------------  --------------  --------------
Income from continuing operations...............................  $   98,897,000  $   78,810,000  $   49,984,000
Discontinued operations
  Earnings from hotel operations, net...........................               -      21,230,000      36,319,000
  Spin-off transaction expenses, net............................               -     (21,194,000)              -
Cumulative effect of change in accounting policy, net...........               -               -      (7,932,000)
                                                                  --------------  --------------  --------------
Net income......................................................  $   98,897,000  $   78,846,000  $   78,371,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
PRIMARY EARNINGS PER SHARE
Weighted average number of common shares outstanding............     102,598,281     102,340,763     101,604,698
  Common stock equivalents
    Additional shares based on average market price for period applicable to:
        Restricted stock........................................              88          90,996         461,408
        Stock options...........................................       1,137,792         756,364         744,205
                                                                  --------------  --------------  --------------
Average number of primary common and common equivalent shares
  outstanding...................................................     103,736,161     103,188,123     102,810,311
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
    Income from continuing operations...........................  $         0.95  $         0.76  $         0.49
    Discontinued operations
      Earnings from hotel operations, net.......................               -            0.21            0.35
      Spin-off transaction expenses, net........................               -           (0.21)              -
    Change in accounting policy, net............................               -               -           (0.08)
                                                                  --------------  --------------  --------------
        Net income..............................................  $         0.95  $         0.76  $         0.76
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
FULLY DILUTED EARNINGS PER SHARE
Average number of primary common and common equivalent shares
  outstanding...................................................     103,736,161     103,188,123     102,810,311
    Additional shares based on period-end price applicable to:
        Restricted stock........................................               -               -          89,655
        Stock options...........................................               -               -               -
                                                                  --------------  --------------  --------------
Average number of fully diluted common and common equivalent
  shares outstanding............................................     103,736,161     103,188,123     102,899,966
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
    Income from continuing operations...........................  $         0.95  $         0.76  $         0.49
    Discontinued operations
      Earnings from hotel operations, net.......................               -            0.21            0.35
      Spin-off transaction expenses, net........................               -           (0.21)              -
    Change in accounting policy, net............................               -               -           (0.08)
                                                                  --------------  --------------  --------------
        Net income..............................................  $         0.95  $         0.76  $         0.76
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------